-more- November 1, 2022 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Affirms 2022 Financial Guidance Midpoints Provides 2023 Outlook TULSA, Okla. - Nov. 1, 2022 - ONEOK, Inc. (NYSE: OKE) today announced third quarter 2022 results, affirmed its full-year 2022 financial guidance midpoints and provided a 2023 outlook. ONEOK expects a more than 10% increase in 2023 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), compared with its 2022 guidance midpoints. The company’s 2023 outlook is driven by expected continued strength in fee-based earnings and rates, stable to growing producer activity providing higher natural gas and natural gas liquids (NGL) volumes, and favorable commodity prices, net of hedging. Third Quarter 2022 Results, Compared With Third Quarter 2021: • 10% increase in net income to $431.8 million, resulting in 96 cents per diluted share. • 4% increase in adjusted EBITDA to $902.4 million. • 17% increase in Rocky Mountain region NGL raw feed throughput volumes. • 9% increase in Rocky Mountain region natural gas volumes processed. • 32% increase in natural gas gathering and processing segment adjusted EBITDA. • 14% increase in natural gas pipelines segment adjusted EBITDA. • ONEOK received notice that its insurers agreed to pay a $100 million unallocated first installment of insurance proceeds related to the Medford incident. Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income **Exhibit 99.1**

Nov. 1, 2022

Page 2

"Year-over-year earnings and volume growth highlights strong demand in the market for our products and services, continuing to provide growth opportunities for our business ahead," said Pierce H. Norton II, ONEOK president and chief executive officer. "Our more than 10% earnings growth outlook in 2023 is driven by an expectation for increased volumes, higher earnings from fee-based services in all three of our business segments and continued demand for the essential products and services ONEOK provides.

"Our dedication to intentional and disciplined growth continues, with an unwavering focus on the safety, reliability and sustainability of our operations," added Norton.

THIRD QUARTER 2022 FINANCIAL HIGHLIGHTS

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
	(Millions of dollars, except per share amounts)			
Net income	$ 431.8	$ 392.0	$ 1,237.3	$ 1,120.3
Diluted earnings per common share (a)	$ 0.96	$ 0.88	$ 2.76	$ 2.50
Adjusted EBITDA (b)	$ 902.4	$ 865.2	$ 2,652.3	$ 2,533.1
Operating income	$ 699.2	$ 667.9	$ 2,050.6	$ 1,944.1
Operating costs	$ 286.1	$ 265.2	$ 827.5	$ 770.9
Depreciation and amortization	$ 157.1	$ 154.5	$ 468.7	$ 468.6
Equity in net earnings from investments	$ 39.2	$ 28.6	$ 111.2	$ 87.6
Maintenance capital	$ 65.4	$ 42.3	$ 159.8	$ 113.5
Capital expenditures (includes maintenance)	$ 326.7	$ 166.2	$ 886.0	$ 490.3

(a) Amounts for the three and nine months ended Sept. 30, 2022, includes our $5 million property insurance deductible and an approximately $30 million earnings impact in the Natural Gas Liquids segment from the 45-day waiting period for business interruption coverage related to the Medford incident, which together represent $0.06 per diluted share after tax.
(b) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. Reconciliation to the relevant GAAP measure is included in this news release.

HIGHLIGHTS:

- Third quarter 2022 net income of $431.8 million, a 10% increase compared with the third quarter 2021.
- Third quarter 2022 adjusted EBITDA of $902.4 million, a 4% increase compared with the third quarter 2021.
- In October 2022, ONEOK declared a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis.
- As of September 2022, ONEOK received an MSCI ESG Rating of AAA.
- As of Sept. 30, 2022, ONEOK's annualized run-rate net debt-to-EBITDA ratio was 3.8 times.
- ONEOK began a compression electrification project on its Viking Gas Transmission pipeline to improve operational reliability and provide potential future greenhouse gas emissions

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ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 3 -more- reductions on the system. The project is expected to cost approximately $95 million and be complete in the third quarter 2023. • ONEOK announced an agreement with several Oklahoma energy companies and organizations to fund an effort to transform the state into a hub for energy technology startups. The effort aims to attract startups to the region by providing access to early-stage venture capital and other resources. THIRD QUARTER 2022 FINANCIAL PERFORMANCE ONEOK’s higher third quarter 2022 net income and adjusted EBITDA, compared with the third quarter 2021, benefited from increased natural gas and NGL volumes in the Rocky Mountain region, higher realized commodity prices and average fee rates in the natural gas gathering and processing segment, higher average fee rates in the natural gas liquids segment and increased storage rates in the natural gas pipelines segment. Net income for the period also benefited from lower interest expense related to increased capitalized interest and lower debt balances, and higher equity in net earnings from investments. Net income for the third quarter 2022 includes the impact of ONEOK’s $5 million property insurance deductible and approximately $30 million of losses related to the 45-day business interruption coverage waiting period associated with the Medford incident. Additionally, third quarter results were impacted by decreased optimization and marketing activities in the natural gas liquids segment, higher operating costs primarily related to outside services expenses and property taxes, and higher income taxes. ONEOK expects total capital expenditures, including growth and maintenance capital, of approximately $1.2 billion in 2022. Expected 2022 capital expenditures increased relative to previous estimates due primarily to acceleration of spend on the MB-5 fractionator and smaller projects that were not previously planned for 2022, such as the Viking compression electrification project in the Natural Gas Pipelines segment. Medford Facility Incident Update ONEOK’s Medford, Oklahoma, NGL fractionation facility remains out of service following a fire at the facility during the third quarter. ONEOK continues to provide midstream services while the facility is inoperable. In September 2022, ONEOK received notice that its insurers agreed to pay an unallocated first installment of insurance proceeds of $100 million. To date, ONEOK has received approximately $45 million of this amount and expects to receive the remainder before year end. ONEOK has applied the cash received to the outstanding insurance receivables. Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income **Exhibit 99.1**

Nov. 1, 2022

Page 4

During the third quarter 2022, ONEOK incurred costs subsequent to the 45-day business interruption waiting period of $21.7 million, primarily related to third-party fractionation costs, and recorded a partial impairment charge of $6.7 million, representing the value associated with certain Medford facility property based on limited assessments to date. There is no income statement impact of these incurred business interruption costs or impairment charges, as they are fully offset by insurance receivables.

BUSINESS SEGMENT RESULTS:

Natural Gas Liquids Segment

Adjusted EBITDA for the three and nine months ended Sept. 30, 2022, includes $21.7 million of accrued business interruption insurance recoveries and an approximately $30 million impact from the 45-day business interruption coverage waiting period related to the Medford incident.

	Three Months Ended September 30,		Nine Months Ended September 30,	
Natural Gas Liquids Segment	2022	2021	2022	2021
	(Millions of dollars)			
Adjusted EBITDA	$ 484.8	$ 532.2	$ 1,529.8	$ 1,448.1
Capital expenditures	$ 169.2	$ 53.8	$ 444.9	$ 225.8

The decrease in third quarter 2022 adjusted EBITDA, compared with the third quarter 2021, primarily reflects:

- A $45.0 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs held in inventory and narrower location and commodity price differentials. ONEOK expects an earnings benefit of approximately $17 million on the forward sales of inventory over the next two quarters; and
- A $16.3 million increase in operating costs due primarily to higher property taxes associated with ONEOK's completed capital-growth projects and higher outside services expenses; offset by
- A $10.1 million increase in exchange services due primarily to:
  - $62.6 million in higher average fee rates, primarily related to inflation-based and fuel cost contract escalators, and
  - $21.4 million in higher volumes primarily in the Rocky Mountain region, offset partially by lower volumes in the Mid-Continent region, offset by
  - $50.9 million in higher costs, primarily related to fuel and power costs, and higher third-party fractionation costs. A portion of the third-party fractionation costs relate to the 45-day business interruption coverage waiting period associated with the Medford incident,

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ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 5 -more- ◦ $11.2 million related to lower earnings on unfractionated NGLs held in inventory, and ◦ $10.7 million in narrower commodity price differentials and lower related volumes. The increase in adjusted EBITDA for the nine-month 2022 period, compared with the same period last year, primarily reflects: • A $106.1 million increase in exchange services (excluding the impact of Winter Storm Uri discussed below) due primarily to: ◦ $159.8 million in higher average fee rates, primarily related to inflation-based and fuel cost contract escalators, ◦ $64.4 million in higher volumes primarily in the Rocky Mountain region and Permian Basin, offset partially by lower volumes in the Mid-Continent region, and ◦ $26.8 million related to wider commodity price differentials and higher related volumes, offset by ◦ $129.3 million in higher costs, primarily related to fuel and power costs, and higher third-party fractionation costs. A portion of the third-party fractionation costs relate to the 45-day business interruption coverage waiting period associated with the Medford incident, and ◦ $12.9 million related to the recognition of proceeds previously considered a gain contingency in the second quarter 2021, and • A $46.2 million increase in exchange services due to the unfavorable impact of Winter Storm Uri in the first quarter 2021; offset by • A $39.2 million decrease in optimization and marketing due primarily to nonrecurring activities in the first quarter 2021 during Winter Storm Uri, and lower earnings on sales of purity NGLs held in inventory, partially offset by wider location and commodity price differentials. ONEOK expects an earnings benefit of approximately $17 million on the forward sales of inventory over the next two quarters; and • A $39.0 million increase in operating costs due primarily to higher property taxes associated with ONEOK’s completed capital-growth projects and higher outside services expenses. Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 6 -more- Natural Gas Gathering and Processing Segment Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Gathering and Processing Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 303.9 $ 229.7 $ 770.8 $ 663.6 Capital expenditures $ 104.8 $ 80.8 $ 321.5 $ 177.4 Third quarter 2022 adjusted EBITDA increased, compared with the third quarter 2021, which primarily reflects: • A $51.6 million increase due primarily to higher realized commodity prices, net of hedging, and higher average fee rates; and • A $31.7 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain region; offset by • A $7.3 million decrease due to a gain on the partial sale of an equity investment in 2021. The increase in adjusted EBITDA for the nine-month 2022 period, compared with the same period last year, primarily reflects: • A $77.8 million increase due primarily to higher realized NGL and condensate prices, net of hedging, and higher average fee rates; • A $52.8 million increase from higher volumes due primarily to increased producer activity in the Rocky Mountain region, offset partially by volume declines in the Mid- Continent region and the impact of severe weather in the Rocky Mountain region in the second quarter 2022; and • A $5.3 million increase due to a contract settlement in 2022; offset by • A $24.7 million increase in operating costs due primarily to higher materials and supplies expense due primarily to the growth of ONEOK’s operations, and higher outside services expenses; and • A $7.3 million decrease due to a gain on the partial sale of an equity investment in 2021. Natural Gas Pipelines Segment Three Months Ended Nine Months Ended September 30, September 30, Natural Gas Pipelines Segment 2022 2021 2022 2021 (Millions of dollars) Adjusted EBITDA $ 117.1 $ 102.7 $ 356.6 $ 423.6 Capital expenditures $ 39.6 $ 24.6 $ 82.1 $ 73.5 Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 7 -more- Third quarter 2022 adjusted EBITDA increased $14.4 million, compared with the third quarter 2021, due primarily to higher storage rates. The decrease in adjusted EBITDA for the nine-month 2022 period, compared with the same period last year, primarily reflects: • A $134.7 million decrease due to increased sales of natural gas previously held in inventory, interruptible transportation revenue and park and loan activity related to Winter Storm Uri in the first quarter 2021; offset by • A $31.9 million increase in storage services due primarily to higher storage rates; • A $14.1 million increase due primarily to higher pricing on compression services and higher average prices on sales of natural gas previously held in inventory, excluding the impact of Winter Storm Uri in the first quarter 2021 noted above; • A $13.8 million increase in transportation services due primarily to higher interruptible revenue, excluding the impact of Winter Storm Uri in the first quarter 2021 noted above, and higher firm transportation rates; and • A $10.4 million increase from higher equity in net earnings from investments due primarily to increased volumes on Northern Border Pipeline and higher firm transportation rates on Roadrunner Gas Transmission. EARNINGS CONFERENCE CALL AND WEBCAST (UPDATED): ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Nov. 2, 2022. The call also will be carried live on ONEOK’s website. Please note the new dial-in and replay information are as follows: To participate in the telephone conference call, dial 1-877-883-0383, entry number 5850390, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 90 days. A recording will be available by phone for seven days. The playback call may be accessed at 1-877-344-7529, access code 8152004. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2022 Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 8 -more- NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), which is a non-GAAP financial metric, used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items. Adjusted EBITDA is useful to investors because it, and similar measures, is used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “target,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 9 -more- exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the length, severity and reemergence of a pandemic or other health crisis, such as the COVID-19 pandemic and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business; • operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruption; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world, including the current conflict in Ukraine and the surrounding region; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, emissions credits, carbon offsets, carbon pricing, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the impact of the transformation to a lower-carbon economy, including the timing and extent of the transformation, as well as the expected role of different energy sources, including natural gas, NGLs and crude oil, in such a transformation; • the pace of technological advancements and industry innovation, including those focused on reducing GHG emissions and advancing other climate-related initiatives, and our ability to take advantage of those innovations and developments; • the effectiveness of our risk-management function, including mitigating cyber- and climate-related risks; • our ability to identify and execute opportunities, and the economic viability of those opportunities, including those relating to renewable natural gas, carbon capture, use and storage, other renewable energy sources such as solar and wind and alternative low carbon fuel sources such as hydrogen; • the ability of our existing assets and our ability to apply and continue to develop our expertise to support the growth of, and transformation to, various renewable and alternative energy opportunities, including through the positioning and optimization of our assets; • our ability to efficiently reduce our GHG emissions (both Scope 1 and 2 emissions), including through the use of lower carbon power alternatives, management practices and system optimizations; • the necessity to focus on maintaining and enhancing our existing assets while reducing our Scope 1 and 2 GHG emissions; • the effects of weather and other natural phenomena and the effects of climate change (including physical and transformation-related effects) on our operations, demand for our services and energy prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’, customers’ or shippers’ facilities; Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 10 -more- • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums; • increased costs associated with insurance coverage, security or other items as a consequence of terrorist attacks; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity; • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risks inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware; and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, Homeland Security, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital-intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 11 -more- • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports we have filed, which are incorporated by reference, and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ### Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Nine Months Ended September 30, September 30, (Unaudited) 2022 2021 2022 2021 (Thousands of dollars, except per share amounts) Revenues Commodity sales $ 5,563,535 $ 4,204,792 $ 16,319,549 $ 10,115,674 Services 349,996 331,383 1,035,312 1,004,144 Total revenues 5,913,531 4,536,175 17,354,861 11,119,818 Cost of sales and fuel (exclusive of items shown separately below) 4,772,674 3,449,127 14,016,621 7,937,616 Operations and maintenance 238,414 225,364 683,507 644,841 Depreciation and amortization 157,102 154,542 468,717 468,583 General taxes 47,770 39,753 144,058 126,132 Other operating (income) expense, net (1,630) (470) (8,649) (1,446) Operating income 699,201 667,859 2,050,607 1,944,092 Equity in net earnings from investments 39,180 28,573 111,150 87,613 Allowance for equity funds used during construction 734 247 1,699 1,485 Other income (expense), net (8,296) 1,287 (31,142) (4,228) Interest expense (net of capitalized interest of $16,288, $6,083, $41,527 and $16,621, respectively) (166,939) (184,049) (509,744) (554,529) Income before income taxes 563,880 513,917 1,622,570 1,474,433 Income taxes (132,129) (121,899) (385,270) (354,100) Net income 431,751 392,018 1,237,300 1,120,333 Less: Preferred stock dividends 275 275 825 825 Net income available to common shareholders $ 431,476 $ 391,743 $ 1,236,475 $ 1,119,508 Basic earnings per common share $ 0.96 $ 0.88 $ 2.76 $ 2.51 Diluted earnings per common share $ 0.96 $ 0.88 $ 2.76 $ 2.50 Average shares (thousands) Basic 447,677 446,634 447,417 446,288 Diluted 448,217 447,635 448,268 447,117 Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS September 30, December 31, (Unaudited) 2022 2021 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 22,215 $ 146,391 Accounts receivable, net 1,729,192 1,441,786 Materials and supplies 155,158 153,019 NGLs and natural gas in storage 538,018 427,880 Commodity imbalances 39,526 39,609 Other current assets 281,213 165,689 Total current assets 2,765,322 2,374,374 Property, plant and equipment Property, plant and equipment 24,727,153 23,820,539 Accumulated depreciation and amortization 4,937,352 4,500,665 Net property, plant and equipment 19,789,801 19,319,874 Investments and other assets Investments in unconsolidated affiliates 803,807 797,613 Goodwill and net intangible assets 755,474 763,295 Other assets 324,839 366,457 Total investments and other assets 1,884,120 1,927,365 Total assets $ 24,439,243 $ 23,621,613 Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) September 30, December 31, (Unaudited) 2022 2021 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 925,000 $ 895,814 Short-term borrowings 901,277 — Accounts payable 1,658,904 1,332,391 Commodity imbalances 254,076 309,054 Accrued interest 120,424 235,602 Operating lease liability 12,417 13,783 Other current liabilities 266,540 397,975 Total current liabilities 4,138,638 3,184,619 Long-term debt, excluding current maturities 11,950,660 12,747,636 Deferred credits and other liabilities Deferred income taxes 1,592,697 1,166,690 Operating lease liability 69,676 75,636 Other deferred credits 375,303 431,869 Total deferred credits and other liabilities 2,037,676 1,674,195 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at September 30, 2022, and at December 31, 2021 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 446,947,691 shares at September 30, 2022; issued 474,916,234 shares and outstanding 446,138,177 shares at December 31, 2021 4,749 4,749 Paid-in capital 7,218,495 7,213,861 Accumulated other comprehensive loss (199,473) (471,351) Retained earnings — — Treasury stock, at cost: 27,968,543 shares at September 30, 2022, and 28,778,057 shares at December 31, 2021 (711,502) (732,096) Total equity 6,312,269 6,015,163 Total liabilities and equity $ 24,439,243 $ 23,621,613 Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 15 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, (Unaudited) 2022 2021 (Thousands of dollars) Operating activities Net income $ 1,237,300 $ 1,120,333 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 468,717 468,583 Equity in net earnings from investments (111,150) (87,613) Distributions received from unconsolidated affiliates 109,655 88,389 Deferred income taxes 344,812 344,808 Other, net 45,914 57,479 Changes in assets and liabilities: Accounts receivable (260,213) (687,031) NGLs and natural gas in storage, net of commodity imbalances (165,033) (280,839) Accounts payable 296,510 756,072 Risk-management assets and liabilities 47,009 (254,163) Other assets and liabilities, net (148,015) (34,856) Cash provided by operating activities 1,865,506 1,491,162 Investing activities Capital expenditures (less allowance for equity funds used during construction) (886,041) (490,329) Distributions received from unconsolidated affiliates in excess of cumulative earnings 18,014 19,188 Other, net 4,171 (4,286) Cash used in investing activities (863,856) (475,427) Financing activities Dividends paid (1,253,402) (1,250,204) Short-term borrowings, net 901,277 — Issuance of long-term debt 120,000 — Repayment of long-term debt (895,814) (68,787) Other, net 2,113 3,097 Cash used in financing activities (1,125,826) (1,315,894) Change in cash and cash equivalents (124,176) (300,159) Cash and cash equivalents at beginning of period 146,391 524,496 Cash and cash equivalents at end of period $ 22,215 $ 224,337 Exhibit 99.1

ONEOK Announces 10% Increase in Third Quarter 2022 Net Income **Exhibit 99.1**

Nov. 1, 2022

Page 16

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 138.7	$ 122.4	$ 398.5	$ 359.5
Depreciation and amortization	$ 75.6	$ 75.0	$ 225.9	$ 223.7
Equity in net earnings from investments	$ 11.2	$ 5.4	$ 25.0	$ 14.1
Adjusted EBITDA	$ 484.8	$ 532.2	$ 1,529.8	$ 1,448.1
Raw feed throughput (MBbl/d) (a)	1,278	1,275	1,252	1,174
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$ 0.03	$ —	$ 0.04	$ (0.01)
Capital expenditures	$ 169.2	$ 53.8	$ 444.9	$ 225.8
(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 94.7	$ 91.3	$ 278.7	$ 254.0
Depreciation and amortization	$ 65.1	$ 63.8	$ 193.0	$ 198.1
Equity in net earnings (loss) from investments	$ 1.7	$ 0.5	$ 4.9	$ 2.7
Adjusted EBITDA	$ 303.9	$ 229.7	$ 770.8	$ 663.6
Natural gas gathered (BBtu/d) (a)	3,006	2,757	2,824	2,693
Natural gas processed (BBtu/d) (a) (b)	2,743	2,549	2,590	2,471
Average fee rate ($/MMBtu) (a)	$ 1.16	$ 1.02	$ 1.09	$ 1.04
Capital expenditures	$ 104.8	$ 80.8	$ 321.5	$ 177.4
(a) - Includes volumes for consolidated entities only.				
(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 42.4	$ 39.2	$ 121.5	$ 115.4
Depreciation and amortization	$ 15.3	$ 14.8	$ 46.6	$ 43.8
Equity in net earnings from investments	$ 26.3	$ 22.7	$ 81.3	$ 70.9
Adjusted EBITDA	$ 117.1	$ 102.7	$ 356.6	$ 423.6
Natural gas transportation capacity contracted (MDth/d) (a)	7,318	7,335	7,367	7,353
Transportation capacity contracted (a)	92 %	94 %	93 %	94 %
Capital expenditures	$ 39.6	$ 24.6	$ 82.1	$ 73.5
(a) - Includes volumes for consolidated entities only.				

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ONEOK Announces 10% Increase in Third Quarter 2022 Net Income Nov. 1, 2022 Page 17 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Nine Months Ended September 30, September 30, (Unaudited) 2022 2021 2022 2021 (Thousands of dollars) Reconciliation of net income to adjusted EBITDA Net income $ 431,751 $ 392,018 $ 1,237,300 $ 1,120,333 Interest expense, net of capitalized interest 166,939 184,049 509,744 554,529 Depreciation and amortization 157,102 154,542 468,717 468,583 Income taxes 132,129 121,899 385,270 354,100 Noncash compensation expense (a) 15,229 12,978 52,976 37,086 Equity AFUDC (734) (246) (1,699) (1,485) Adjusted EBITDA $ 902,416 $ 865,240 $ 2,652,308 $ 2,533,146 (a) Includes losses of $4.4 million and $0.9 million for the three months ended Sept. 30, 2022 and 2021, respectively, and a loss of $19.4 million and a benefit of $4.2 million for the nine months ended Sept. 30, 2022 and 2021, respectively, related to the mark-to-market of investments associated with certain benefit plan investments. Exhibit 99.1